Technical Exchange and Co-Operative Agreement

HTHL : Hangzhou TinMoShan Hospital Limited (杭州天目山醫院有限公司)
PMHC : Proactive Medicare (Hangzhou) Company Limited

(signed on 30 Aug 2005)

HTHL entered into an agreement with the Group to create an international obstetric centre ("Obstetric Centre"), on the third floor of the first phase hospital ward.

- HTHL is responsible to :
  - providing 3 VIP outpatient units and the third floor of the first phase hospital ward as the site of the Obstetric Centre
  - obtain all requisite and necessary approvals and consents from relevant government departments
  - obtain approval from Pricing Bureau for the fixed fees for services provided in the Obstetric Centre
  - upon receiving authorization to use the Mark, be responsible for taking out the renovation works on the site
  - sending an initial team of 5 doctors and 15 midwives to the United States for training in operations, medical issues, business and clients management
  - Responsible for the provision and maintenance of the Obstetric Centre and the equipments.
  - Responsible for the provision of utilities as well as, oxygen, catering, disinfectant and telecommunication of the Obstetric Centre.
  - Responsible for risk management and bearing costs of possible medical disputes
  - Responsible to provide and maintain general check up facilities and surgery facilities.